UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2007

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-30310	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

On August 1, 2007, Dreams, Inc. (the “Company”) acquired 100% of the issued and outstanding stock of BKJ Consulting Corp. (“BKJ”), which operates Schwartz Sports, pursuant to the terms of a Stock Purchase Agreement entered into by the parties (the “Agreement”), in consideration for the issuance by the Company of a total of 500,000 restricted shares of common stock of the Company to the BKJ selling shareholders.

The shares of the Company’s common stock issued in the transaction were not registered under the Securities Act of 1933 (the “Act”) and were issued pursuant to an exemption from registration under Section 4(2) of the Act.

ITEM 7.01	Regulation FD Disclosure

For the year ended December 31, 2006, BKJ’s unaudited revenues were approximately $4.1 million.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated August 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 2, 2007	DREAMS, INC.

	BY:	/s/ ROSS TANNENBAUM
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 1, 2007